================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                 ----------------------------------------------
                                    Form S-8
                          Registration Statement Under
                           The Securities Act of 1933
                       ----------------------------------
                                   ROHR, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                  95-1607455
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                 Identification Number)

                       ----------------------------------
                                850 Lagoon Drive
                         Chula Vista, California 91910
               (Address of Principal Executive Offices)(Zip Code)
                       ----------------------------------
                      ROHR, INC. 1995 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
                       ----------------------------------

                                  R.W. MADSEN
                 Vice President, General Counsel and Secretary
                                   Rohr, Inc.
                                850 Lagoon Drive
                         Chula Vista, California  91910

                    (Name and address of agent for service)
                                 (619)691-2025
         (Telephone number, including area code, of agent for service)
                       ----------------------------------

                                With a copy to:
                            RHONDA S. WAGNER,  ESQ.
                            Gibson, Dunn & Crutcher
                            750 B Street, Suite 3300
                          San Diego, California 92101
                                 (619) 544-8025

=========================================================================================================
                                    CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
Title of Securities      Amount to be          Proposed            Proposed Maximum         Amount of
 to be registered        Registered(1)      Maximum Offering      Aggregate Offering     Registration Fee
                                           Price Per Share(2)         Price(2)
---------------------------------------------------------------------------------------------------------
Common Stock, par value    1,800,000            $14.00               $25,200,000              $5,040
$1.00 per share
=========================================================================================================

1      Pursuant to Rule 416(b), there is also being registered such number of additional shares of Common Stock of Rohr, Inc. (the "Company") that may become available for purchase under the 1995 Stock Incentive Plan (the "Plan") in the event of certain changes in the outstanding shares of Common Stock of the Company, including among other things, reorganizations, recapitalizations, restructurings, stock dividends, stock splits, reverse stock splits and reclassifications.

2      Estimated in accordance with Rule 457(h) and Rule 457(c) solely for purposes of calculating the registration fee and based on the average of the high and low prices of the Common Stock of the Company on the New York Stock Exchange on December 27, 1995 of $14.00.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents of the Company heretofore filed with the Securities and Exchange Commission are hereby incorporated in this Registration Statement by reference:

(1) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995;

(2) the Company's Quarterly Report on Form 10-Q for the Quarter ended October 29, 1995; and

(3) the description of the Company's Common Stock contained in the Registration Statement on Form 8-B, File No. 1-3801.

          All other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and employees of domestic or foreign corporations under certain circumstances and subject to certain limitations.
Article VII of the Company's By-Laws contains a provision for indemnification involving them because of their positions with the Company, including judgments or amounts paid in settlement of claims brought by or in the right of the Company. In addition to maintaining directors' and officers' liability insurance, the Company has entered into indemnity agreements with certain of its directors and officers comparable to the directors' and officers' liability insurance previously maintained by the Company. The form of these agreements has been approved by the Company's board of directors and stockholders.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------
          Not applicable.

ITEM 8.   EXHIBITS
          --------

Exhibit Number                  Description
--------------                  -----------
      4.1         Rohr, Inc. 1995 Stock Incentive Plan (the "Plan")

      4.2         Restated Certificate of Incorporation of Rohr Industries,
                  Inc., dated December 7, 1985, incorporated herein by reference to Exhibit 3.1 filed with Form 10-K for fiscal year ended July
                  31, 1986

      4.3         Certificate of Designations of Series C Junior Participating
                  Cumulative Preferred Stock $1.00 Par Value of Rohr Industries,
                  Inc., dated August 15, 1986, incorporated herein by reference to Exhibit 3.2 filed with Form 10-K for fiscal year ended July
                  31, 1986

      4.4         Certificate of Amendment to Restated Certificate of
                  Incorporation, dated December 9, 1986, incorporated herein by reference to Exhibit 3.3 filed with Form 10-K for fiscal year ended July 31, 1987

      4.5         Certificate of Amendment to Restated Certificate of
                  Incorporation, dated December 10, 1991, incorporated herein by reference to Exhibit 11 filed with Form 8-K dated as of December 7, 1991

      4.6 Bylaws, as amended December 3, 1994, incorporated herein by reference to Exhibit 3.8 filed with Form 10-Q for period ended
                  January 29, 1995

      5.0         Opinion of Gibson, Dunn & Crutcher

     23.1         Consent of Independent Accountants

     23.2         Consent of Gibson, Dunn & Crutcher
                  (included in Exhibit 5)

     24.0         Power of Attorney (included on Signature Pages).

ITEM 9.   UNDERTAKINGS.
          ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chula Vista, State of California on this 28th day of December, 1995.

                                         ROHR, INC.


                                         By:     /s/ R.H. RAU
                                            _______________________
                                              R.H. Rau, President
                                            Chief Executive Officer
                                                 and Director


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R.H. RAU, LAURENCE A. CHAPMAN and R.W. MADSEN, and each of them, as his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                           Title                    Date
-----------------------   -------------------------   ------------------
     /s/ R.H. RAU         Director, President         December 28, 1995
-----------------------   and Chief Executive
       R.H. Rau           Officer


  /s/ WALLACE BARNES      Director and                December 28, 1995
-----------------------   Chairman of the Board
    Wallace Barnes

/s/ LAURENCE A. CHAPMAN   Senior Vice President and   December 28, 1995
-----------------------   Chief Financial
  Laurence A. Chapman     Officer

   /s/ A.L. MAJORS        Vice President and          December 28, 1995
-----------------------   Controller
     A.L. Majors

 /s/ EUGENE E. COVERT     Director                    December 28, 1995
-----------------------
   Eugene E. Covert

 /s/ SAM F. IACOBELLIS    Director                    December 28, 1995
-----------------------
   Sam F. Iacobellis

/s/ VINCENT N. MARAFINO   Director                    December 28, 1995
-----------------------
  Vincent N. Marafino

   /s/ D. LARRY MOORE     Director                    December 28, 1995
-----------------------
    D. Larry Moore

  /s/ ROBERT M. PRICE     Director                    December 28, 1995
-----------------------
    Robert M. Price

 /s/ WILLIAM P. SOMMERS   Director                    December 28, 1995
-----------------------
   William P. Sommers

  /s/ JACK D. STEELE      Director                    December 28, 1995
-----------------------
     Jack D. Steele

                          Director                    December __, 1995
-----------------------
     James R. Wilson